February 6, 2003

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants in Guitron International Inc.'s Form 10-KSB, dated February 4, 2003, as of July 31, 2002, 2001 and 2000 and the years then ended.

/s/ MILLER AND MCCOLLOM

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
February 4, 2003